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                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO. ______)

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [ ]


Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             ECO SOIL SYSTEMS, INC.
                           ---------------------------
                (Name of Registrant as Specified in its Charter)
                           ---------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(i)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11:
     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4) Proposed maximum aggregate value of transaction:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:  Not applicable

     (2)  Form, Schedule or Registration Statement No.:  Not applicable

     (3)  Filing Party:  Not applicable

     (4)  Date Filed:  Not applicable


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                             ECO SOIL SYSTEMS, INC.
                         10890 THORNMINT ROAD, SUITE 200
                           SAN DIEGO, CALIFORNIA 92127


                             -----------------------

                           NOTICE OF RESCHEDULING OF
                        SPECIAL MEETING OF SHAREHOLDERS

To The Shareholders of
Eco Soil Systems, Inc.

        Notice is hereby given that the Special Meeting of the Shareholders of ECO SOIL SYSTEMS, INC. (the "Company") originally scheduled for November 13, 1997 (as described in the enclosed proxy materials) will be held on November 17, 1997 at 10:00 a.m. at the principal executive offices of the Company, located at 10890 Thornmint Road, Suite 200, San Diego, California 92127:

               1. To approve an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 25,000,000 shares.

               2. To transact such other business as may properly come before the Meeting.

        The Board of Directors has fixed the close of business on October 22, 1997 as the record date for this determination of shareholders entitled to vote at the Special Meeting. A list of such shareholders shall be open to the examination of any shareholder at the Special Meeting and for a period of ten days prior to the date of the Special Meeting at the offices of Eco Soil Systems, Inc., 10890 Thornmint Road, Suite 200, San Diego, California 92127.

        All shareholders are cordially invited to the meeting.

                                      BY ORDER OF THE BOARD OF DIRECTORS



                                      L. Jean Dunn, Jr., Secretary

San Diego, California
November 4, 1997